AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1998.
                                                           REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                              _________________

                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              _________________

                        AMERISOURCE HEALTH CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                           5122                       23-2546940
(State or Other Jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)     Identification No.)

                              _________________

        300 CHESTER FIELD PARKWAY, MALVERN, PA 19355     (610) 296-4480
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              _________________
                           WILLIAM D. SPRAGUE, ESQ.
                         AMERISOURCE HEALTH CORPORATION
                           300 CHESTER FIELD PARKWAY
                               MALVERN, PA 19355
                                 (610) 296-4480
(Address Including Zip Code, and Telephone Number, Including Area Code, of Agent
                                  For Service)

                              _________________
                                   Copies to:
                            CRAIG L. GODSHALL, ESQ.
                            DECHERT PRICE & RHOADS
                  4000 BELL ATLANTIC TOWER, 1717 ARCH STREET
                          PHILADELPHIA, PA 19103-2793
                                (215) 994-4000

                              _________________
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                              _________________
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
    TITLE OF EACH CLASS OF       AMOUNT TO BE      PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM AGGREGATE    REGISTRATION FEE
  SECURITIES TO BE REGISTERED     REGISTERED          PRICE PER UNIT (1)              OFFERING PRICE (1)
---------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $0.01 per share        1,000,000 shares          $62.63                        $62,630,000                $17,411.14
==============================================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price of shares have been determined on the basis of the average of the high and low prices of the Common Stock on November 18, 1998, as reported by the New York Stock Exchange.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                                               RESALE PROSPECTUS
                                                               -----------------

                SUBJECT TO COMPLETION, DATED NOVEMBER 25, 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES DESCRIBED IN THIS PROSPECTUS MAY NOT BE SOLD UNTIL THE RELATED REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                _______________

                         AMERISOURCE HEALTH CORPORATION

         Traded on the New York Stock Exchange under the symbol "AAS"

                       1,000,000 SHARES OF COMMON STOCK
                               ________________

 .    WHO IS OFFERING THE COMMON STOCK AND RECEIVING PROCEEDS FROM ANY SALES. The
     shares of common stock described in this prospectus are being offered by the Citicorp Foundation, which will receive all of the proceeds from any sales. AmeriSource Health Corporation will not receive any of the proceeds.

 .    HOW SALES WILL BE MADE; PRICE OF SHARES. Citicorp Foundation may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares.

 .    FEES AND EXPENSES. Citicorp Foundation will pay all brokerage fees and commissions and similar sale-related expenses. AmeriSource Health Corporation is paying expenses relating to the registration of the shares with the Securities and Exchange Commission.

      BEFORE YOU INVEST, CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 2.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ____________________________

                        AmeriSource Health Corporation
                           300 Chester Field Parkway
                          Malvern, Pennsylvania 19355
                           Telephone: (610) 296-4480

               THE DATE OF THIS PROSPECTUS IS DECEMBER    , 1998.

                     ABOUT AMERISOURCE HEALTH CORPORATION

  AmeriSource Health Corporation, referred to in this prospectus as "AmeriSource" or "the Company," is a wholesale distributor of pharmaceutical products and related health care services in the United States. For information about AmeriSource, you should refer to the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1997 and other reports and information filed with the Securities and Exchange Commission, or "SEC." Those reports and information are incorporated by reference in this prospectus. For more information about "incorporation by reference" and locating reports filed with the SEC, see "Where You Can Find More Information" below.

  AmeriSource Class A Common Stock, referred to in this prospectus as the "common stock," is traded on the New York Stock Exchange under the ticker symbol "AAS."

                                 RISK FACTORS

  An investment in shares of AmeriSource common stock involves a high degree of risk. You should carefully consider the following factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

HIGH LEVELS OF DEBT AND INTEREST EXPENSE MAY AFFECT EARNINGS AND OPERATIONS

  AmeriSource's high level of debt limits the Company's ability to borrow money, restricts how the Company is operated and may place the Company at a competitive disadvantage. AmeriSource was formed in 1988 through a leveraged buy-out. Through bond issues and loans, AmeriSource borrowed approximately $545 million to finance that acquisition. As of September 30, 1998, the Company's aggregate long-term debt was $454 million and its stockholders' equity was $75 million. The terms of the agreements governing the Company's debt contain many provisions that limit the Company's ability to borrow money and restrict how the Company is operated. Some of those provisions require the Company to maintain certain ratios of income to debt, and to maintain specified levels of net worth. These and other similar restrictions and requirements may adversely affect the Company's financial condition and operating results. The Company may be at a competitive disadvantage to competitors that do not have such high levels of debt. In addition, some of the Company's loans have a floating interest rate, which makes the Company vulnerable to interest rate increases.

INTENSE COMPETITION MAY ERODE PROFIT MARGINS

  The wholesale distribution of pharmaceuticals, health and beauty aids, and other healthcare products is highly competitive. AmeriSource competes with many national and regional distributors, some of which are larger and have substantially greater financial resources than AmeriSource. The Company's national competitors include Bergen Brunswig Corporation, Cardinal Health, Inc. and McKesson Corporation. In addition, AmeriSource competes with local distributors, direct-selling manufacturers, and other specialty distributors. The Company competes on the basis of price, service and delivery, credit terms, breadth of product line, customer support, and marketing programs. Competitive pressures have contributed to declines in AmeriSource's gross profit margins on operating revenues--from 6.52% in fiscal year 1991 to 5.70% in fiscal year 1995 and 4.91% in fiscal year 1998. Profit margins may continue to decline in response to competition, and AmeriSource's financial condition could be adversely affected as a result.

KEY MANAGERS MAY LEAVE THE COMPANY

  AmeriSource depends on its senior and regional management. If some of these employees leave the Company, operating results could be adversely affected. Although AmeriSource has employment contracts with its chief executive officer, chief financial officer and executive vice president for marketing, the Company cannot be assured that it will be able to retain these or any other key employees.

ACQUISITION PLANS MAY FALL SHORT OF EXPECTATIONS

  AmeriSource intends to expand into new geographic markets and to expand its market share in existing markets, in part by acquiring strategically selected drug wholesalers and by making investments in related businesses. This expansion strategy may be hampered if the Company cannot identify suitable acquisition targets or investments, or if the Company cannot complete acquisitions or make investments on suitable terms. Some of the Company's loan agreements restrict the Company's ability to make acquisitions. Also, it may be difficult to integrate acquired businesses into AmeriSource's existing operations. From time to time, the Company engages in discussions relating to strategic acquisitions of other drug wholesalers and investments in related businesses. No substantive negotiations for material acquisitions are pending.

PRICE OF COMMON STOCK MAY FALL

  AmeriSource cannot predict the market price of its common stock. Sales of a substantial amount of common stock, the availability of shares for sale, or the perception that such sales might occur could reduce the market price of AmeriSource common stock.


                                USE OF PROCEEDS

     All shares of common stock sold pursuant to this prospectus will be sold by Citicorp Foundation for its own account, and AmeriSource will not receive any of the proceeds from such sales.


                            SELLING SECURITY HOLDER

     The shares of common stock covered by this prospectus are expected to be acquired by Citicorp Foundation from 399 Venture Partners, Inc. as a charitable contribution in a transaction not subject to the Securities Act of 1933, as amended. Citicorp Foundation is affiliated with 399 Venture Partners, Inc., which, as of the date of this prospectus, owns 6,721,073 shares of AmeriSource common stock. Immediately prior to the offering of common stock covered by this prospectus, Citicorp Foundation expects to own 1,000,000 shares of AmeriSource common stock. All of those shares may be offered for sale under this prospectus by Citicorp Foundation for its own account and, assuming all those shares are sold, Citicorp Foundation will not own any shares of AmeriSource common stock following the offering covered by this prospectus.

     Citicorp Foundation may sell the shares of common stock covered by this prospectus at any time and from time to time. Therefore, AmeriSource cannot estimate how many shares may be offered for sale at any given time.


                             PLAN OF DISTRIBUTION

     The common stock covered by this prospectus may be sold in one or more transactions through any of several methods, including open market transactions on the New York Stock Exchange, in ordinary brokerage transactions or block transactions, in negotiated transactions, through underwriters or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices between the seller and buyers. Citicorp Foundation may effect such transactions by selling shares through brokers or underwriters, who may act as principal or agent or both agent and principal. Brokers and underwriters may receive compensation from Citicorp Foundation not to exceed customary compensation for the particular transaction.


                      WHERE YOU CAN FIND MORE INFORMATION

     AmeriSource files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document AmeriSource files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 800-SEC-0330 for further information about the public reference room. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     AmeriSource has filed a registration statement on Form S-3 with the SEC to register the shares offered by this prospectus. This prospectus is part of the registration statement but, as permitted by SEC rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows the Company to "incorporate by reference" the information that AmeriSource files with the SEC. This means that AmeriSource can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, except if it is superseded by information in this prospectus or by later information that AmeriSource files with the SEC. Information that is filed with the SEC after the date of this prospectus will automatically update and supersede the information contained or incorporated by reference in this prospectus.

     The documents listed below are incorporated by reference in this prospectus. In addition, any future filings AmeriSource may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before the time that all of the shares offered by this prospectus have been sold or de-registered, are incorporated by reference in this prospectus. The following documents contain important information about AmeriSource and its financial condition:

          . AmeriSource's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed with the SEC on December 19, 1997 (SEC File No. 000-20485);

          . AmeriSource's Quarterly Reports on Forms 10-Q for the fiscal quarters ended December 31, 1997 (filed February 2, 1998), March 31, 1998 (filed May 12, 1998) and June 30, 1998 (filed August 12,
               1998) (in each case, SEC File No. 000-20485);

          . AmeriSource's Current Report on Form 8-K, filed March 10, 1998 (SEC File No. 000-20485); and

          . the description of AmeriSource's common stock contained in the Company's Registration Statement on Form 8-A, filed May 14, 1996 (SEC File No. 000-20485), which incorporates by reference the section entitled "Description of Capital Stock" in the Company's Registration Statement on Form S-2 (SEC File No. 33-57513), filed March 8, 1995, and including any amendment or report filed for the purpose of updating such description.

          You may request a copy of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference, at no cost, by writing or telephoning the Company at:

                         AmeriSource Health Corporation
                         P.O. Box 959
                         Valley Forge, PA 19482
                         (610) 296-4480
                         Attention: General Counsel

     When you are deciding whether to purchase the shares being offered by this prospectus, you should rely only on the information incorporated by reference or provided in this prospectus or any supplement. AmeriSource has not authorized anyone else to provide you with different information. This prospectus is not an offer to sell shares of common stock in any state where such an offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                  SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     The statements incorporated by reference or contained in this prospectus discuss AmeriSource's future expectations, contain projections of its results of operations or financial condition, and include other "forward-looking" information within the meaning of Section 27A of the Securities Act of 1933, as amended. The Company's actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference in this prospectus. Forward-looking statements that express AmeriSource's beliefs, plans, objectives, assumptions or future events or performance may involve estimates, assumptions, risks and uncertainties. Therefore, AmeriSource's actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following:

                    .  "will likely result"
                    .  "are expected to"
                    .  "will continue"
                    .  "is anticipated"
                    .  "estimate"
                    .  "intends"
                    .  "plans"
                    .  "projection"
                    .  "outlook"

     You should not unduly rely on forward-looking statements contained or incorporated by reference in this prospectus. Factors discussed in the following documents describe various uncertainties, estimates, assumptions and risks which may cause actual results or outcomes to differ materially from those expressed in forward-looking statements. You should read and interpret any forward-looking statements together with these documents.

                    . AmeriSource's most recent annual report on Form 10-K under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

                    .  AmeriSource's quarterly reports on Form 10-Q;

                    . The risk factors contained in this prospectus under the caption "Risk Factors;" and

                    .  AmeriSource's other SEC filings.

  Any forward-looking statement speaks only as of the date on which that statement is made. AmeriSource will not update any forward-looking statement to reflect events or circumstances that occur after the date on which such statement is made.

                 DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT VIOLATIONS

  AmeriSource's Certificate of Incorporation and Bylaws provide for indemnification of officers and directors in instances, among others, in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the Company's best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful. The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of AmeriSource.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of AmeriSource pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

                                 LEGAL MATTERS

  On behalf of AmeriSource, Dechert Price & Rhoads, Philadelphia, Pennsylvania, will issue a legal opinion on the validity of the common stock offered pursuant to this prospectus. Barton J. Winokur, a partner of Dechert Price & Rhoads, which performs various legal services for AmeriSource, is a director of the Company and owns 34,750 shares of its common stock.

                                    EXPERTS

  The consolidated financial statements and schedules of AmeriSource Health Corporation appearing in AmeriSource Health Corporation's Annual Report (Form 10-K) for the year ended September 30, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an estimate of the expenses that will be incurred by AmeriSource in connection with the sale and distribution of the common stock being registered in this registration statement.

          SEC registration fee............................      $17,411
          Printing and engraving expenses.................         *
          Legal fees and expenses.........................       30,000
          Accounting fees and expenses....................       35,000
          Transfer Agent and Registrar fees and expenses..         *
          Miscellaneous...................................         *
                   Total..................................      $  *

          ____________
          * To be completed by amendment

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Reference is made to information provided under Item 6 of the Company's Registration Statement on Form S-8 (SEC File No. 333-45547), filed with the SEC on February 3, 1998, which information is incorporated herein by reference.

ITEM 16.  EXHIBITS.

Exhibit
Number    Description
------    -----------

4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended September 30, 1995 (SEC File No. 000-20485)).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Amendment No. 1 (SEC File No. 33-44244)).

4.3 Form of the Company's Class A Common Stock, $0.01 par value per share (incorporated by reference to Exhibit 4.10 to the Company's Registration Statement on Form S-2, Amendment No. 2 (SEC File No. 33-57513)).

5         Opinion of Dechert Price & Rhoads.

23.1      Consent of Dechert Price & Rhoads (included in Exhibit 5).

23.2      Consent of Ernst & Young LLP.

24        Power of Attorney (included on signature page).

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned egistrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) to include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and that are incorporated by reference in this registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue .

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern and Commonwealth of Pennsylvania on November 25, 1998.

                                    AMERISOURCE HEALTH CORPORATION

                                    By:/s/ Kurt J. Hilzinger
                                       -------------------------------------
                                       Kurt J. Hilzinger
                                      Senior Vice President, Chief Financial
                                    Officer


                               POWER OF ATTORNEY

     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. David Yost and Kurt J. Hilzinger, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement or any Registration Statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith or in connection with the registration of common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 NAME                                Title                              DATE
                 ----                                -----                              ----
/s/ R. David Yost                        President and Chief Executive              November 25, 1998
-------------------------------          Officer and Director (principal
R. David Yost                            executive officer)

/s/ Lawrence C. Karlson                  Chairman of the Board                      November 25, 1998
-------------------------------
Lawrence C. Karlson

/s/ Richard C. Gozon                     Director                                   November 25, 1998
-------------------------------
Richard C. Gozon

/s/ George Strong                        Director                                   November 25, 1998
------------------------------
George Strong

/s/ James A. Urry                        Director                                   November 25, 1998
------------------------------
James A. Urry
/s/ Barton J. Winokur                    Director                                   November 25, 1998
------------------------------
Barton J. Winokur
/s/ Kurt J. Hilzinger                    Senior Vice President, Chief               November 25, 1998
------------------------------           Financial Officer (principal
Kurt J. Hilzinger                        financial officer)

/s/ Michael D. DiCandilo                 Vice President and Controller              November 25, 1998
------------------------------           (principal accounting officer)
Michael D. DiCandilo